Modification Agreement

(No.: 0022690)

Party A: Shanghai Mart Co., Ltd.

Party B: Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Shanghai Branch

Party C: Ningsheng Financial Information Service (Shanghai) Co., Ltd.

Party C and Party A has signed the “Lease Contract of Shanghai Mart (No.:0022346)” and “Lease Contract of Shanghai Mart (No.:0022342)”, now the lease contract is changed as follows:

I.	From the date of February 1st, 2016, the “Lease Contract of Shanghai Mart (No.:0022346)” related to the leased housing 2401(01/24F), 2402(02/24F), 2403(03/24F) and the “Lease Contract of Shanghai Mart (No.:0022342)”related to the leased housing 2404(04/24F) signed with Party A will be transferred to Party B, and the house 2401(01/24F), 2402(02/24F), 2403(03/24F), 2404(04/24F) Party C rented will be transferred to Party B for leasing, the earnest money paid by Party C and other payments that have been paid but not incurred(if any) will be totally transferred into Party B, the ownership of Party C’s decoration inside the above houses will be transferred to Party B as the current conditions.

Party C’s rights, obligations, unsettled debts and obligations under the lease contract 0022346 and 0022342 will be undertaken by Party B, however, Party C shall bear the responsibility of joint and several guarantee, the term of guarantee is one year after the expiry of the lease term.

II.	The rent, management fee, electric charge, telephone bill and other payables under the lease contract 0022346 and 0022342 will be paid by Party B in full amounts, so henceforth, the name of any receipt, invoice, borrowing book etc. related to this lease contract shall be marked “Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Shanghai Branch”.

III.	The free parking spaces enjoyed by Party C under the leasing contract 0022346 and 0022342 are transferred to Party B, Party A continues to provide the two parking spaces for Party B, if Party B delays to pay the rent, management fee and other payables specified in the lease contract, then Party B will have no right to enjoy the free parking spaces. Party B shall not sublease or transfer the above parking spaces to other sides; otherwise, Party A will immediately take back the parking spaces, and pursue the liability for the breach of contract. When the leasing contract is expired or terminated in advance, the above parking spaces will be canceled automatically.

IV.	Terms and conditions related to arbitration under the lease contract 0022346 and 0022342 remain applying to this agreement of change, any disputes concerned with the agreement will be settled by three parties via friendly negotiation, if fails, any one party should submit the dispute to Shanghai International Economic and Trade Arbitration Commission (Shanghai International Arbitration Center) for adjudication according to the regulations of the lease contract.

V.	If the agreement is signed in English version at the same time, when there is a conflict between English and Chinese version, the Chinese version shall prevail.

VI.	This agreement of change is an integral part of the lease contract, having the same legal effect with lease contract.

VII.	This agreement of change is in triplicate, it will take effect after signature of authorized representatives of three parties, with each party holds one copy.

Party A: Shanghai Mart Co., Ltd.	Party B: Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Shanghai Branch

Seal	Seal
Signature of the Authorized Representative:	Signature of the Authorized Representative:
Date: Mar.11th, 2016	Date:

Party C: Ningsheng Financial Information Service (Shanghai) Co., Ltd.

Seal
Signature of the Authorized Representative:
Date: